SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         EAGLE PACIFIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                         EAGLE PACIFIC INDUSTRIES, INC.
                            2430 METROPOLITAN CENTRE
                            333 SOUTH SEVENTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 10, 1998

                        ---------------------------------

TO THE SHAREHOLDERS OF EAGLE PACIFIC INDUSTRIES, INC.:

            Notice is hereby given that the Annual Meeting of Shareholders of Eagle Pacific Industries, Inc. will be held on Wednesday, June 10, 1998, at the Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota. The meeting will convene at 3:15 p.m., Minneapolis Time, for the following purposes:

            1.          To set the number of directors at seven.

            2. To elect two Class II directors to serve until the 2001 Annual Meeting of Shareholders.

            3. To approve a 653,000 share increase in the number of shares reserved for issuance under the Company's 1997 Stock Option Plan.

            4. To ratify and approve the selection of independent public accountants for the Company for the current fiscal year.

            5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

            The Board of Directors has fixed the close of business on April 27, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors,



                                       William H. Spell
                                       Chief Executive Officer
Minneapolis, Minnesota
May 4, 1998

================================================================================
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.
================================================================================

                         EAGLE PACIFIC INDUSTRIES, INC.

                            -------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 1998

                            -------------------------

                                  INTRODUCTION

            This Proxy Statement is furnished to the shareholders of Eagle Pacific Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on June 10, 1998, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors, and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

            Any proxy may be revoked at any time before it is voted by written notice to the Secretary or any other officer of the Company, or by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote required for approval of such matter.

            The Company expects mailing of this Proxy Statement to shareholders of the Company will commence on or about May 4, 1998. The Company's corporate offices are located at 2430 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402, and its telephone number is (612) 305-0339.

                      OUTSTANDING SHARES AND VOTING RIGHTS

            The Board of Directors of the Company has fixed April 27, 1998, as the record date for determining shareholders entitled to vote at the meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 27, 1998, the Company has outstanding two classes of stock entitled to vote at the Annual Meeting: (i) 6,836,174 shares of $.01 par value Common Stock; and (ii) 18,750 shares of Series A 7% Convertible Preferred Stock (the "Preferred Stock"). Each share of Common Stock and Preferred Stock are entitled to one vote at the Annual Meeting.

            The presence in person or by proxy of the holders of a combined majority of the shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.


           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

            The following table provides information as of April 27, 1998, concerning the beneficial ownership of the Company's Common Stock by persons who are known to own five percent or more of the Common Stock of the Company, by each executive officer named in the Summary Compensation Table, by each director, and by all directors and executive officers (including the named individuals) of the Company as a group. Unless otherwise noted, the person listed as the beneficial owner of the shares has sole voting and investment power over the shares.

                                          Shares                  Percent
Name and Address of                    Beneficially                  of
 Beneficial Owner                         Owned                   Class(1)
-------------------                    ------------               --------

William Blair Mezzanine               435,000                       6.3%
  Capital Fund, L.P.
222 West Adams Street
Chicago, IL 60606

Okabena Partnership K                 425,000                       6.2%
5140 Norwest Center
Minneapolis, MN 55402

William H. Spell                      527,963(2)(3)(4)              7.5%
2430 Metropolitan Centre
Minneapolis, MN 55402

Harry W. Spell                        357,332(3)(4)(5)              5.2%
2430 Metropolitan Centre
Minneapolis, MN 55402

Richard W. Perkins                    151,942(4)(6)                 2.2%
730 East Lake Street
Wayzata, MN 55391

George R. Long                        236,807(7)                    3.4%
29 Las Brisas Way
Naples, FL  33963

Larry D. Schnase                      628,125(8)                    8.4%
146 North Maple
Hastings, NE 68901

G. Peter Konen                        310,547(9)                    4.4%
146 North Maple
Hastings, NE 68901

Bruce A. Richard                      146,597(4)(10)                2.1%
2458 Farrington Circle
Roseville, MN 55113

David P. Schnase                      134,500(11)                   1.9%
146 North Maple
Hastings, NE 68901

                                          Shares                  Percent
Name and Address of                    Beneficially                  of
 Beneficial Owner                         Owned                   Class(1)
-------------------                    ------------               --------

All Directors and Officers          2,497,613(12)                  30.6%
as a Group (9 persons)

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of April 27, 1998 or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(2) Includes 210,000 shares which may be purchased upon exercise of currently exercisable options and 21,429 shares held by Mr. Spell's wife.

(3)         Includes 30,500 shares held by the Spell Family Foundation. Messrs.
            Harry Spell and William Spell share voting and dispositive power over such shares.

(4) Messrs. William Spell, Harry Spell, Richard Perkins and Bruce Richard have individually acquired securities of the Company from the Company and in open market transactions and each of them individually anticipates that he will acquire additional securities of the Company in the future. Such persons have entered into an agreement which requires that a majority of them approve any sale of securities of the Company by any of them. This agreement is designed to keep all of such persons interested and focused on the long-term success of the Company and recognizes that each of such persons contributes specific expertise to the Company through their positions as directors and/or officers. The agreement does not require that such persons vote their shares in any specific manner or act in concert in connection with any purchase or sale of securities of the Company.

(5) Includes 45,000 shares which may be purchased upon exercise of currently exercisable options.

(6) Includes 25,000 shares which may be purchased upon exercise of currently exercisable options and 11,429 shares held by a Profit Sharing Trust for Mr. Perkins' benefit.

(7) Includes 30,000 shares which may be purchased upon exercise of currently exercisable options.

(8) Includes 610,000 shares which may be purchased upon exercise of currently exercisable options.

(9) Includes 240,000 shares which may be purchased upon exercise of currently exercisable options.

(10) Includes 25,000 shares which may be purchased upon exercise of currently exercisable options.

(11) Includes 114,500 shares which may be purchased upon exercise of currently exercisable options.

(12) Includes 1,319,500 shares which may be purchased upon exercise of currently exercisable options.

                             SET NUMBER OF DIRECTORS
                                (PROPOSAL NO. 1)

            The Bylaws of the Company provide that the number of directors shall not be less than three nor more than twelve, as determined by the shareholders. The Board of Directors recommends that the number of directors be set at seven. Each Proxy will be voted for or against such number, or not voted at all, as directed in the Proxy.

VOTE REQUIRED; RECOMMENDATION

            The adoption of the resolution to set the number of directors requires the affirmative vote of the greater of (1) a majority of the voting power of shares represented in person or by proxy at the Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting. The Board of Directors recommends that the shareholders vote in favor of this Proposal No. 1.


                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 2)

GENERAL INFORMATION

            Two directors will be elected at the Annual Meeting of Shareholders. The Board of Directors consists of three classes of Directors, Class I who hold office until the 1999 Annual Shareholders Meeting, Class II who hold office until the 1998 Annual Shareholders Meeting and Class III who hold office until the 2000 Annual Shareholders Meeting or, in all cases, until their successors are elected. William H. Spell and Bruce A. Richard are current Class II directors whose terms expire as of this Annual Meeting. Messrs. Spell and Richard have been nominated for reelection as Class II Directors by the Board of Directors and each has consented to being named as a nominee. It is intended that solicited proxies will be voted for such nominees. The Company believes that each nominee named below will be able to serve; but in the event any nominee is unable to serve as a director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose or, in the absence of such proposal, for such fewer directors as results from the inability of a nominee to serve.

The Board currently consists of seven directors, including the nominees listed below:

            Class I directors whose terms of office will continue until the 1999 Annual Meeting of Shareholders:

                            Richard W. Perkins(1)(2)
                            George R. Long(3)
                            Harry W. Spell(1)(2)

            Class II Nominees whose terms of office will be until the 2001 Annual Meeting of Shareholders if elected by the shareholders of the
            Company:

                            William H. Spell(2)
                            Bruce A. Richard(1)(3)

            Class III Directors whose terms of office will continue until the 2000 Annual Meeting of Shareholders:

                            Larry D. Schnase(2)
                            G. Peter Konen

--------------------
(1)         Member of Compensation Committee
(2)         Member of Nominating Committee
(3)         Member of Audit Committee

            The following is information concerning the principal occupations for at least the past five years of the nominees and those directors whose terms will continue beyond the Annual Meeting:

            WILLIAM H. SPELL, AGE 41. Mr. Spell has been a director of the Company since January 1992 and Chief Executive Officer since January 1997, and served as the Company's President from January 1992 to January 1997. In addition, Mr. Spell is the President of Spell Capital Partners, LLC, which is a private equity investment fund which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Spell has been involved in private equity investing since 1988. From 1981 through 1988, Mr. Spell was vice president and director of corporate finance at John G. Kinnard and Company, Incorporated, a regional investment banking firm located in Minneapolis, Minnesota. Mr. Spell has a B.S. and an M.B.A. degree from the University of Minnesota.

            HARRY W. SPELL, AGE 74. Mr. Harry Spell has been Chairman of the Board of the Company since January 1992 and served as Chief Executive Officer from January 1992 to January 1997. In addition, Mr. Spell is Chief Financial Manager and Chairman of the Board of Spell Capital Partners, LLC, which is a private equity investment fund which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Spell has been involved in private equity investing since 1988. He was employed by Northern States Power, a Fortune 500 company, from 1949 until August 1988, where he served as Senior Vice President and Chief Financial Officer. Mr. Spell currently serves as a director of Appliance Recycling Centers of America, Inc., as well as several private organizations.

            BRUCE A. RICHARD, AGE 68. Mr. Richard has been a director of the Company since March 1992, Secretary since the summer of 1993 and Vice Chairman since February 1996. He also served as Chief Financial Officer of the Company from mid-1993 to February 1996 and as Treasurer from mid-1993 to March 1998. In addition, Mr. Richard is affiliated with Spell Capital Partners, LLC, which is a private equity investment fund which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Richard has been involved in private equity investing since 1988. He retired as President and Chief Operating Officer of Northern States Power Company, a Fortune 500 company, in July of 1986. He is a former member of the Board of Regents of St. John's University and is actively involved in other philanthropic organizations.

            RICHARD W. PERKINS, AGE 67. Mr. Perkins has been a director of the Company since January 1992. Mr. Perkins has been President of Perkins Capital Management, Inc., a registered investment adviser, since 1984 and has had 40 years experience in the investment business. Prior to establishing Perkins Capital Management, Inc., Mr. Perkins was a Senior Vice President at Piper Jaffray Inc. where he was involved in corporate finance and venture capital activities, as well as rendering investment advice to domestic and international investment managers. Mr. Perkins is also affiliated with Spell Capital Partners, LLC, which is a private equity investment fund which focuses on leveraged acquisitions of established businesses in the

Upper Midwest. Mr. Perkins is a director of various public companies, including:
Bio-Vascular, Inc., Lifecore Biomedical, Inc., Children's Broadcasting Corporation, CNS, Inc., Quantech Ltd., Nortech Systems, Inc. and Vital Images, Inc.

            GEORGE R. LONG, AGE 67. Mr. Long has been a director of the Company since 1986. He has served as Chairman of the Board of Directors of the Mayfield Corporation, a financial advisory firm, since 1973. For over five years, he has been a private investor. Mr. Long also is a director of the IAI Series of Mutual Funds, Minneapolis, Minnesota.

            LARRY D. SCHNASE, AGE 66. Mr. Schnase has been a director of the Company since December 1993. He was Chief Executive Officer of the Company's former subsidiary, Eagle Plastics, Inc. ("Eagle Plastics"), from its inception in 1984 until his retirement in January 1997, and served as President of Eagle Plastics from 1984 to February 1996. Prior to founding Eagle Plastics, Mr. Schnase served as Vice President of Sales for Western Plastics, a PVC pipe and PE tubing manufacturer. Mr. Schnase has over 35 years of experience in the business of manufacturing and sales of plastic pipe.

            G. PETER KONEN, AGE 48. Mr. Konen has been a director of the Company since December 1993 and President of the Company since January 1997. In addition, he served as President of Eagle Plastics from February 1996 until December 1997, when it was merged into the Company. He was Executive Vice President and Chief Operating Officer of Eagle Plastics from 1984 to February 1996. Prior to 1984, he was Plant Manager with Western Plastics, a PVC pipe and PE tubing manufacturer. Mr. Konen has over 28 years of experience in the manufacturing and sales of plastic pipe.

            Harry W. Spell is William H. Spell's father. Larry D. Schnase is the father of David P. Schnase, the Company's Senior Vice President.


VOTE REQUIRED; RECOMMENDATION

            The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting. The Board unanimously recommends that shareholders vote "For" the two nominees for Class II directors named above.

COMMITTEE AND BOARD MEETINGS

            The Company has an Audit Committee whose members during fiscal 1997 were Messrs. Richard (Chairman), Perkins and Long and which met once during such fiscal year. The Audit Committee, among other responsibilities, recommends to the full Board of Directors the selection of auditors and reviews and evaluates the activities and reports of the auditors, as well as the internal accounting controls of the Company.

            The Company has a Compensation Committee whose members during fiscal 1997 were Messrs. Perkins (Chairman), Harry Spell and Richard. The Compensation Committee met once during fiscal 1997. The Compensation Committee is charged with determining the compensation to be paid to officers of the Company and to determine other compensation issues if requested by the Board of Directors.

            Finally, the Company has a Nominating Committee whose members during fiscal 1997 were Messrs. Harry Spell (Chairman), Schnase and William Spell and which met once in fiscal 1997. The Nominating Committee presents nominees for members on the Board of Directors to the full Board of Directors for approval. The Nominating Committee does consider nominees recommended by Company shareholders. Such recommendations should be submitted in writing to William Spell and include a biography of the nominee.

            The Board of Directors met formally three times during fiscal 1997. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which he served.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE'S RESPONSIBILITY. The Compensation Committee of the Board of Directors is currently composed of directors Richard A. Perkins, who is the Chairman of the Committee, Bruce A. Richard and Harry W. Spell. Harry
W. Spell was Chairman of the Board of the Company during 1997. Bruce Richard was Vice Chairman and Secretary during 1997. The Committee is responsible for developing and making recommendations to the Board with respect to compensation of the executive officers of the Company and its three subsidiaries.

            COMPENSATION PHILOSOPHY. The Company is concerned with finding and retaining top quality people. The Committee looks at industry averages and surveys, and considers location as well in setting salaries.

            The executive compensation plan is comprised of base salaries, annual EBITDA performance bonuses, long-term incentive compensation in the form of stock option awards and Company loans to purchase stock, and various benefits in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

            BASE SALARY. Base salaries for executive officers are reviewed by the Committee on an annual basis. Each year the Committee assesses the executive employee's level of responsibility, experience, and external market practices. For the year ended 1997, salaries were considered low so compensation was increased. Each year the Committee reviews the Company's performance and recommends to the full Board the salaries for the coming year.

            ANNUAL INCENTIVES. In 1996, the Company adopted an EBITDA (earnings before interest, taxes, depreciation and amortization) Bonus Plan (the "Bonus Plan"). Generally, executives receive a percentage, up to 100%, of potential bonuses based upon the Company's performance relative to EBITDA goals as well as subjective goals. Under the Bonus Plan, the Board of Directors establishes the Company's EBITDA goals and identifies other factors that will be considered in awarding bonuses. The Compensation Committee presents recommendations to the Board for executives' potential bonuses for the Board's approval.

            LONG TERM INCENTIVES. The Company may grant some executive level employees long-term awards, including stock options pursuant to the Company's 1997 Stock Option Plan. Prior to 1997, the Company had a 1991 Stock Plan; however beginning in 1997, awards under the 1991 Stock Plan will no longer be made. The Company adopted a Leverage Equity Purchase Plan (the "LEPP") in 1996 under which the Company loans 90% of the cost of purchasing shares of the Company's common stock to selected employees. The purpose of the LEPP is to more closely align the goals and motivation of management with those of other shareholders and to provide key personnel with a long-term capital accumulation opportunity. No grants were made under the LEPP during fiscal 1997.

            OTHER COMPENSATION PLANS. The Company has adopted certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitation on the amounts that may be contributed or the benefits payable under those plans. The Company maintain(s) plan(s) qualified under I.R.C. Section 401(k), and the Company made aggregate contributions to such plan(s) of $150,000 for the year ended 1997, and a contribution of $165,000 for the year ended 1996.

            CHIEF EXECUTIVE OFFICER COMPENSATION. William H. Spell served as the Company's Chief Executive Officer in 1997. Mr. William Spell received compensation of $127,950 in 1997. The Compensation Committee has established a base salary of $115,000 for Mr. William Spell for 1998 and he is eligible for a cash bonus of up to $51,000.

                                       Richard W. Perkins
                                       Harry W. Spell
                                       Bruce A. Richard
                                         Members of the Compensation Committee


SUMMARY COMPENSATION TABLE

            The following table sets forth all cash compensation paid or to be paid by the Company and its former subsidiary, Eagle Plastics, as well as certain other compensation paid or accrued, during the last three fiscal years to the Chief Executive Officer of the Company and the executive officers of the Company and Eagle Plastics who received more than $100,000 during fiscal 1997:

                                                   Annual Compensation
                                         --------------------------------------    Long Term
                                                                                     Compen-
                                                                                     sation
                                                                                   ----------
                                                                                   Securities
       Name and                                                       Other        Underlying        All
       Principal              Fiscal                                  Annual         Options        Other
       Position                Year      Salary(1)      Bonus      Compensation     and SARs     Compensation
       --------                ----      ---------      -----      ------------     --------     ------------
William H. Spell               1997     $108,000(2)    $12,750        $7,200        100,000(3)      $  0
 Chief Executive               1996     $ 89,188(3)    $55,000        $7,200              0         $  0
 Officer of                    1995     $ 74,648       $     0        $    0         50,000         $  0
 the Company and
 Chairman and CEO
 of Eagle Plastics

G. Peter Konen                 1997     $175,000(4)    $20,250        $7,200         80,000(3)      $  0
 President of the              1996     $145,000       $75,000        $6,000              0         $  0
 Company and                   1995     $118,000       $     0        $    0         75,000         $  0
 Eagle Plastics

David P. Schnase               1997     $125,000       $ 8,750        $6,000         44,500(3)      $  0
 Sr. Vice President of the     1996     $ 87,500(5)    $12,500        $    0              0         $  0
 Company and                   1995     $ 87,500(5)    $     0        $    0         30,000         $  0
 Eagle Plastics


-------------------

 (1) Compensation to Messrs. Peter Konen, David Schnase and William Spell has been paid by Eagle Plastics, the Company's former subsidiary, which was acquired by the Company on December 17, 1993 and merged into the Company in December 1997.

(2) William H. Spell, Chief Executive Officer of the Company, entered into a restated employment contract with the Company for a three year term beginning January 1, 1997. Under such contract, Mr. Spell will receive an annual base salary (currently $115,000) and a $600 per month car allowance. Along with this base salary, he can receive a bonus up to $51,000 per year if the Company meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two year noncompetition clause and provides for a severance payment equal to Mr. Spell's base salary in the event of his termination other than for cause.

(3) Such options were converted from options to acquire stock of Eagle Plastics in connection with assumption by the Company of the Eagle Plastics, Inc. Stock Option Plan. See "Executive
            Compensation--Option/SAR Grants During 1997 Fiscal Year."

(4) G. Peter Konen, President, entered into a restated employment contract for a three year term beginning January 1, 1997. Under such contact, Mr. Konen will receive an annual base salary (currently $182,000) and a $600 per month car allowance. Along with his base salary, Mr. Konen can receive an annual bonus up to $81,000 if the Company meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two year noncompetition clause and provides for a severance payment equal to Mr. Konen's base salary in the event of his termination other than for cause.

(5) David P. Schnase, Senior Vice President-Sales, entered into an employment contract for a three year term beginning January 1, 1997. Under such contract, Mr. Schnase will receive an annual base salary (currently $130,000). Along with his base salary, Mr. Schnase can receive an annual bonus up to $35,000 if the Company meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two-year noncompetition clause and provides for a severance payment equal to his then annual base salary in the event of his termination other than for cause. Salary figures shown for Mr. Schnase include commissions of $50,297 and $52,470 for years ended 1996 and 1995, respectively.


OPTION/SAR GRANTS DURING 1997 FISCAL YEAR

            In connection with the merger of the Company's subsidiary, Eagle Plastics into the Company effective December 31, 1997, the Company assumed Eagle Plastics' Stock Option Plan and all options outstanding under such Plan, and all such options were amended to provide optionees with an opportunity to purchase an equivalent number of shares of the Company's Common Stock. Options held by the named executive officers under the Eagle Plastics Plan were amended as options to purchase shares of the Company's Common Stock, as set forth below. No other options were granted to the named executive officers during fiscal 1997.

                                                                                                   Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock Price
                                          Individual Grants(1)                                     Appreciation for Option Term
---------------------------------------------------------------------------------------------   -----------------------------------
                    Number of
                    Securities    Percent of Total
                    Underlying      Options/SARs
                   Options/SARs      Granted to      Exercise or   Market Price
                     Granted          Employees       Base Price   on Grant Date   Expiration
Name                   (#)         in Fiscal Year       ($/Sh)       ($/Sh)(2)        Date        0% ($)      5% ($)       10% ($)
----               ------------   ----------------   -----------   -------------   ----------     ------      ------       -------
William H. Spell     100,000            15.4%            $0.75         $1.75        11/30/00     $100,000    $127,584     $157,925

G. Peter Konen        80,000            12.3%            $0.75         $1.75        11/30/00     $ 80,000    $102,068     $126,340

David Schnase         40,000             6.2%            $0.75         $1.75        11/30/00     $ 40,000    $ 51,034     $ 63,170
                       4,500              .7%            $1.75         $1.75        05/12/01     $      0    $  1,241     $  2,607

-------------------

(1)         All options were 100% exercisable as of December 31, 1997.

(2) These options were converted from options to acquire shares of Eagle Plastics Common Stock, initially granted in December 1993 and May 1994, to options to acquire shares of Company Common Stock on December 31, 1997. The Market Price on Grant Date reflects the fair market value of shares of Eagle Plastics Common Stock on the date of initial grant of each of the options.


OPTION/SAR EXERCISES IN 1997 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

            The following table sets forth information as to individual exercises of options, number of options and value of options at December 31, 1997 with respect to the named executive officers:

                                                         Number of           Value of
                                                        Unexercised         Unexercised
                                                        Securities         In-the-Money
                                                        Underlying         Options/SARs
                                                       Options/SARs             at
                         Shares                         at FY-End(#)       FY-End($)(1)
                        Acquired         Value         Exercisable/        Exercisable/
       Name            on Exercise      Realized       Unexercisable       Unexercisable
       ----            -----------      --------       -------------       -------------
William H. Spell            0              N/A            350,000/0          $403,281/0

G. Peter Konen              0              N/A         240,000/10,000         155,000/0

David P. Schnase            0              N/A          114,500/5,000         84,750/0


--------------------

(1) Based on the difference between the closing price of the Company's Common Stock as reported by Nasdaq at fiscal year end and the option exercise price.


DIRECTORS' COMPENSATION

            In 1997, each director who was not an employee of the Company or a subsidiary (other than the Chairman and the Vice Chairman) was entitled to an annual fee of $9,000 for service as directors and committee members. Harry W. Spell, Chairman of the Board, and Bruce A. Richard, Vice Chairman of the Board, were each compensated for their services in such capacities at the annual rate of $24,000. In 1998,

Harry W. Spell and Bruce A. Richard will receive fees of $30,000 and George R. Long and Richard W. Perkins will receive fees of $12,000 and $21,000, respectively, for their roles as non-employee directors.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Office Sharing. The Company has an office sharing arrangement with Spell Capital Partners, LLC pursuant to which the Company pays $10,000 per month for space and administrative support. William H. Spell and Harry W. Spell are both members of Spell Capital Partners, LLC.

            Eagle Stock Agreement. In conjunction with the acquisition of Eagle Plastics, the Company entered into an Eagle Stock Agreement (the "Agreement"). Pursuant to the Agreement: (i) an aggregate of 628,581 shares of Eagle Plastics Common Stock held by Larry Schnase and G. Peter Konen; (ii) an aggregate of 500,000 shares of Eagle Plastics Common Stock that could have been acquired upon exercise of Stock Options held by Larry Schnase, G. Peter Konen and David P. Schnase; and (iii) up to 338,357 shares that could have been acquired upon exercise of future stock options granted under the Eagle Plastics 1993 Stock Option Plan (collectively the "Liquidity Shares") had liquidity rights. Such liquidity rights provided that at any time after June 30, 1995, upon request by a holder of Liquidity Shares, the Company would provide such holder liquidity in his or her Liquidity Shares by: (i) purchasing such Liquidity Shares for cash based on the market value of the Company's Common Stock at the time of the request; (ii) by registering the Liquidity Shares pursuant to the Securities Act of 1933, as amended, for public sale; or (iii) exchanging the Liquidity Shares for the Company's Common Stock on a one-for-one ratio, provided, however, that only 314,290 of the Liquidity Shares could be presented to the Company pursuant to the Agreement from June 30, 1995 through December 31, 1995 and an additional 157,145 Liquidity Shares could be presented after January 1, 1997 and January 1, 1998. The determination of which form of liquidity to be provided was in the sole discretion of the Company. During Fiscal 1997, the Company purchased 272,757 shares of Eagle Plastics Common Stock from Larry Schnase for an aggregate purchase price of $748,717.93. As a result of the merger of Eagle Plastics into the Company in December 1997, all options granted under the Eagle Plastics Plan were assumed by the Company and were amended to provide the holders with options to acquire shares of Company Common Stock. After December 1997, all liquidity rights of the Liquidity Shares were effectively terminated.

            Employment and Consulting Agreements. The Company has entered into Employment Agreements with William H. Spell, G. Peter Konen and David P. Schnase, all as more specifically described herein in the notes to the Summary Compensation Table.

            The Company has entered into an employment contract with Patrick M. Mertens, Chief Financial Officer, for a three year term beginning January 1, 1997. Under such contract, Mr. Mertens will receive an annual base salary (currently $94,000). Along with his base salary, Mr. Mertens can receive an annual bonus up to $21,000 if the Company meets certain operating profit levels. Such employment agreement has a confidentiality provision, a one year noncompetition clause and provides for a severance payment equal to his then annual base salary in the event of his termination other than for cause.

            Larry Schnase, former Chief Executive Officer of Eagle Plastics, entered into a Consulting Agreement and Release for a two year term beginning January 1, 1997. Under such agreement, Mr. Schnase resigned as an officer and employee of the Company and its subsidiaries. Mr. Schnase received monthly compensation of $10,000 during 1997 and will receive $8,333 per month during 1998, and was assigned the Company's interest in two insurance policies on his life. Along with this compensation, Mr. Schnase can receive an annual bonus up to $30,000, if the Company meets certain operating profit levels. Such consulting agreement has a confidentiality provision and a five year noncompetition clause. Mr. Schnase's existing Deferred Compensation Agreement will remain in effect until January 1, 1999 but was amended to provide that the payments for $75,000 upon his death or upon termination of his consulting arrangement with the Company shall be increased at the rate of 7% per year.


STOCK PERFORMANCE CHART

            The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P Midcap 400 Index and an index of peer companies selected by the Company (the "Peer Group Index"). The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                              [PLOT POINTS CHART]

                           TOTAL SHAREHOLDER RETURNS

                      Dec92       Dec93       Dec94       Dec95       Dec96      Dec97
Eagle                $100.00     $115.38     $138.46     $ 88.43     $169.22    $138.46
S&P SmallCap 600     $100.00      118.79      113.12      147.01      178.35     223.98
Peer Group           $100.00       84.44      106.67      137.78      128.89     157.00


            The Peer Group Index includes the following companies: Lamson and Sessions Co. and Royal Group Tech Ltd.


       APPROVAL OF INCREASE IN SHARES RESERVED FOR 1997 STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

GENERAL

            In order to provide sufficient shares to cover the Eagle Plastics options assumed by the Company in connection with the merger of Eagle Plastics into the Company (as described above under "Executive Compensation - Option/SAR Grants During 1997 Fiscal Year"), the Board of Directors has, subject to shareholder approval, reserved 653,000 additional shares of the Company's Common Stock for issuance pursuant to the Company's 1997 Stock Option Plan (the "Plan").

            A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

DESCRIPTION OF PLAN

            PURPOSE. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, employees and key consultants upon whose efforts the success of the Company will depend to a large degree.

            TERM. Incentive stock options may be granted under the Plan for a period of ten years from the date of adoption of the Plan by the Board of Directors. Nonqualified stock options may be granted pursuant to the Plan until the Plan is discontinued or terminated by the Board.

            ADMINISTRATION. The Plan may be administered by the Board of Directors or a Committee of the Board of Directors (the "Committee"). The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

            ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of April 1, 1998, the Company had approximately 337 employees (of which five are officers) and three directors who are not employees.

            OPTIONS. When an option is granted under the Plan, the Committee at its discretion specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock and, unless otherwise determined by the Committee, the option price of a nonqualified option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The market value of the Company's Common Stock on April 1, 1998 was $2.125. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or, if approved by the Committee, Common Stock of the Company valued at the stock's then fair market value. Each incentive stock option granted under the Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment or other relationship with the Company.

            AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee except as authorized in the event of merger, consolidation or liquidation of the Company and (ii) the Plan may not, without the approval of the shareholders, be amended in any manner that will (a) materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) change the designation of the class of employees eligible to receive options; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to optionees under the Plan.

            FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

            Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

            PLAN BENEFITS. The table below shows the total number of stock options that have been received by the following individuals and groups under the Plan:

                                                               Total Number of
            Name and Position/Group                          Options Received(1)
            -----------------------                          -------------------

            William H. Spell, CEO                                 100,000(2)
            G. Peter Konen, President                              80,000(2)
            David P. Schnase, Senior Vice President                44,500(2)
            Current Executive Officer Group                       259,500(3)
            Current Non-executive Officer Director Group          380,000(2)
            Current Non-executive Officer Employee Group           76,013

(1) This table reflects only the total stock options granted as of April 1, 1998, without taking into account exercises or cancellations. Because future grants of stock options are subject to the discretion of the Committee, the future benefits that may be received by these individuals or groups under the Plan cannot be determined at this time.

(2) Such options were converted from options to acquire Eagle Plastics, Inc. stock in connection with assumption by the Company of the Eagle Plastics Stock Option Plan.

(3) 244,500 of such options were converted from options to acquire Eagle Plastics stock in connection with assumption by the Company of the Eagle Plastics Stock Option Plan.


VOTE REQUIRED; RECOMMENDATION

            The Board of Directors recommends that the shareholders approve the increase in the shares reserved for the 1997 Stock Option Plan. Approval of the increase requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.


                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 4)

            Deloitte & Touche LLP, independent public accountants, has served as the auditors of the Company since August 18, 1992. The Board of Directors has again selected Deloitte & Touche LLP as the Company's auditors for fiscal 1998 and shareholder ratification of the appointment is requested. In the event the appointment is not approved by the shareholders, the Board of Directors will reconsider its decision.

            A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The Board of Directors recommends a vote "For" the appointment of Deloitte & Touche LLP.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

            To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1997 all Section 16(a) filing requirements applicable to Insiders were complied with except that one form covering one transaction was filed late by G. Peter Konen.


                              SHAREHOLDER PROPOSALS

            The proxy rules of the Securities and Exchange Commission permit shareholders of a Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. The Company did not receive from its shareholders any proposals for action at the 1998 Annual Meeting. Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company on or before December 31, 1998 to be includable in the Company's proxy statement and related proxy for the 1999 annual meeting.

                                     GENERAL

            Management knows of no other matters that will be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

            A copy of the Company's Form 10-K Annual Report for the past fiscal year (without exhibits) accompanies this Notice of Annual Meeting and Proxy Statement. No portion of such Report is incorporated herein or is considered to be proxy soliciting material. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE PAYMENT IN ADVANCE OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF EAGLE COMMON STOCK ON APRIL 27, 1998, THE RECORD DATE FOR THE 1998 ANNUAL MEETING, AND SHOULD BE DIRECTED TO: INVESTOR RELATIONS, EAGLE PACIFIC INDUSTRIES, INC., 2430 METROPOLITAN CENTRE, 333 SOUTH SEVENTH STREET, MINNEAPOLIS, MINNESOTA 55402.



                                       By Order of the Board of Directors,


                                       William H. Spell
                                       Chief Executive Officer

                         EAGLE PACIFIC INDUSTRIES, INC.

                                      PROXY
        FOR 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 10, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Harry W. Spell and William H. Spell, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of Eagle Pacific Industries, Inc. (the "Company") registered in the name of the undersigned, at the Company's 1998 Annual Meeting of Shareholders to be held at the Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota, at 3:15 p.m., Minneapolis Time, on Wednesday, June 10, 1998, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the Meeting.

1.    To set the number of directors at seven.

      |_|  FOR              |_|  AGAINST            |_|  ABSTAIN

2. To elect two Class II directors to hold office until the 2001 Annual Meeting of Shareholders. (Nominees: William H. Spell and Bruce A. Richard)

      |_|  FOR all nominees listed above       |_| WITHHOLD AUTHORITY to vote
           (except those whose names have          for all nominees listed above
           been written on the line below)

      (To withhold authority to vote for any individual nominee write that nominee's name on the line below.)

      --------------------------------------------------------------------------

3. To approve a 653,000 share increase in the number of shares reserved for the Company's 1997 Stock Option Plan.

      |_|  FOR              |_|  AGAINST            |_|  ABSTAIN

4. To ratify and approve the selection of Deloitte & Touche LLP as independent public accountants for the Company for the current fiscal year.

      |_|  FOR              |_|  AGAINST            |_|  ABSTAIN

5.    OTHER MATTERS. In their discretion, the appointed Proxies are.

      |_|  AUTHORIZED                        |_|  NOT AUTHORIZED

      to vote upon such other business as may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL AND, IN THE CASE OF PROPOSAL #5 WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL #5.

Dated:  ____________________, 1998      ________________________________________


                                        ________________________________________
                                        (PLEASE DATE AND SIGN name(s) exactly as shown on your stock certificate. Executors, administrators, trustees, guardians, etc., should indicate capacity when signing. For stock held in Joint Tenancy, each joint owner should sign.)

                                                                        APPENDIX

                         EAGLE PACIFIC INDUSTRIES, INC.

                             1997 STOCK OPTION PLAN
                      (As Amended Through April 30, 1998)


                                   SECTION 1.

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings indicated below:

         (a) "Affiliates" shall mean a Parent or Subsidiary of the Company.

         (b) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. In the event the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, each of the members of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934 as amended.

         (c) The "Company" shall mean Eagle Pacific Industries, Inc., a Minnesota corporation.

         (d) "Fair Market Value" shall mean (i) if such stock is reported in the national market system or is listed upon an established stock exchange or exchanges, the reported closing price of such stock in such national market system or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported in the national market system or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by a recognized specialist in the Common Stock of the Company on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of the date the option is granted, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

         (e) The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Option Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 12) reserved for options pursuant to this Plan.

         (g) The "Optionee" means an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9; or a consultant or advisor to or director, employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10.

         (h) "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

         (i) The "Plan" means Eagle Pacific Industries, Inc. 1997 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

         (j) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.


                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, and through the granting of "nonqualified stock options" pursuant to Section 10 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors. Any incentive stock options granted after adoption of the Plan by the Board of Directors shall be treated as nonqualified stock options if shareholder approval is not obtained within such twelve-month period.


                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in
Section 2.

                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time (collectively referred to as the "Administrator"). The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.


                                   SECTION 5.

                                  PARTICIPANTS

         The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction. The Administrator shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Subsidiary to whom incentive stock options shall be granted under this Plan. The Administrator may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants. In designating participants, the Administrator shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate individuals as being ineligible to participate in the Plan.


                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. One Million Six-Hundred Fifty-three Thousand(1,653,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 12 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.


                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in
Section 3. Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board. Any incentive stock option granted during such ten-year period and any nonqualified stock option granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option as specified in the written stock option agreement and shall remain subject to the terms and conditions of this Plan.


                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, Common Stock of the Company valued at such Stock's then Fair Market Value, or such other form of payment as may be authorized by the Administrator. The Administrator may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the option granted to the Optionee or upon any exercise of the option by the Optionee.

         With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.


                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

         (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Optionee shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

         The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement.

         The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Other Provisions. The Option Agreement authorized under this
         Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option.

         (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement. The Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Withholding. The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of a nonqualified stock option. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

         (d) Other Provisions. The Option Agreement authorized under this
         Section 10 shall contain such other provisions as the Administrator shall deem advisable.

                                   SECTION 11.

                               TRANSFER OF OPTION

         No incentive stock option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the option may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any incentive stock option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

         The Administrator may, in its sole discretion, permit the Optionee to transfer any or all nonqualified stock options to any member of the Optionee's "immediate family" as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Optionee's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Optionee receives no consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

                                   SECTION 12.

                    RECAPITALIZATION, SALE, MERGER, EXCHANGE
                                 OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         Unless otherwise provided in the stock option agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a "transaction"), all outstanding options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of such options would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate. In addition to the foregoing, in the event of such a transaction, the Board may provide for one or more of the following:

         (a) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

         (b) that Optionees holding outstanding incentive or nonqualified options shall receive, with respect to each share of Option Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

         (c) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                   SECTION 13.

                            SECURITIES LAW COMPLIANCE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to Optionee, the Administrator may require Optionee to (a) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

         As a further condition to the grant of any incentive or nonqualified stock option or the issuance of Option Stock to Optionee, Optionee agrees to the following:

         (a) In the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any incentive or nonqualified stock option granted to Optionee pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

         (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any incentive or nonqualified stock option and the date on which such option must be exercised, provided that the Company gives Optionee prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Optionee does not exercise prior to or contemporaneously with such public offering.

         (c) In the event of a transaction (as defined in Section 12 of the Plan) which is treated as a "pooling of interests" under generally accepted accounting principles, Optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Optionee is an "affiliate" (as defined in such applicable legal and accounting principles) at the time of the transaction, and Optionee will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 13.


                                   SECTION 14.

                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12 of the Plan).

                                   SECTION 15.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 12, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.


                                   SECTION 16.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.